CHISHOLM & ASSOCIATES
A Professional           Certified Public Accountants    Office (801)292-8756
Corporation                    P.O. Box 540216              Fax (801)292-8809
                         North Salt Lake, Utah 84054
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                 CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the use of our report dated January 31, 2002 with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Pacific Webworks, Inc. for the fiscal years ended December 31, 2001 and 2000.




/s/ Chisholm & Associates

Chisholm & Associates
North Salt Lake, Utah
June 21, 2002